EXHIBIT 10.1

PLACEMENT AGENT AND ADVISORY

SERVICES AGREEMENT

This Placement Agent and Advisory Services Agreement (this “Agreement”) is made as of September 18, 2020 (the “Effective Date”), by and between Green Hygienics Holdings Inc., a Nevada corporation (together with its affiliates and subsidiaries, the “Company”), and Boustead Securities, LLC, a California limited liability company (“BSL”). BSL and the Company (the “Parties”) agree as follows:

1.	Engagement of BSL: The Company hereby engages BSL, and BSL hereby accepts such engagement, to act as the Company’s placement agent, on an exclusive basis during the Initial Term (as defined below), with respect to the Company’s planned securities offerings in a transaction or transactions exempt from registration under the Securities Act of 1933, as amended, and in compliance with the applicable laws and regulations of any jurisdiction in which securities are sold under this Agreement (each, a “Financing”).

The Company acknowledges and agrees that BSL’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by BSL to purchase any securities and does not ensure the successful placement of any securities or any portion thereof or the success of BSL with respect to securing any other Financing on behalf of the Company. BSL will act solely as a broker with respect to identifying and negotiating with potential investors in a Financing (“Investors”). BSL will not act as an underwriter in any Financing.

As a result, Company is hereby:

(a) representing to BSL that no Company signatory is presently engaged on its own or with any other party for purposes of offering the Company for sale or for any other purpose that would interfere or compete with BSL’s services;

(b) covenanting that no Company signatory will engage with any other party or on its own for purposes of offering the Company for sale or for any other purpose that would interfere or compete with BSL’s services during the Term;

(c) covenanting to cooperate fully and promptly with BSL during the Term in furtherance of the purposes of this Agreement and to immediately refer all inquiries on the Company to BSL; and

(d) acknowledging that in the event any Company signatory has engaged a party in the past to offer the Company for sale, or for any other reason that would result in the payment of a contingent fee to such party should a Financing (as defined below) close after the commencement date, such engagement has been terminated and any payments that may become due thereunder shall have no effect on the fees due to BSL hereunder.

BSL is pleased to act as exclusive financial advisor to the Company, including its affiliates and subsidiaries, in connection with the Company’s intention to pursue the corporate finance activities described in this Agreement or any combination thereof. In such Financings, BSL may be referred to as the “Advisor”, “Underwriter”, or “Placement Agent.” The exclusive engagement outlined in this letter has the objective of providing growth capital and stock liquidity for the Company’s expansion plan.

1

BSL’s failure to identify any prospects for the Company shall not constitute a breach of this Agreement and Company acknowledges that BSL cannot guarantee the successful consummation of any Financing. Financing means the alienation to any party, regardless of how or by whom procured, by one or more of the Company’s signatories or other owners of the Company of title to or beneficial interest (whether held directly or indirectly by such Company’s signatory[ies]) in any shares, any membership or partnership interests, the goodwill, or substantially all of the assets of the Company or any division thereof including, without limitation: a sale, transfer, merger, or disposal, in whole or in part, of the Company; (ii) the entering into, transfer or surrender of any lease, license, option, joint venture, partnership, or franchise; (iii) any other financial arrangement relating to the Company and having an effect similar to clause (i) or (ii); (iv) the filing of a petition for bankruptcy or receivership by, on behalf of, or against any Company signatory; or (v) the filing of a request to register any securities of a Company signatory with the Securities and Exchange Commission (or similar regulatory body outside the United States).

2.	BSL’s Compensation: The Company hereby agrees to pay BSL fees in such amount and upon such terms and conditions contained herein upon the successful completion of a Financing as follows:

Cash Advisory Fee. The Company agrees to issue to BSL Two Hundred Fifty Thousand (250,000) common stock shares with an issuance date of the Effective Date as advisory fee (“Advisory Fee”).

Success Fees. The Company will pay BSL a Success Fee, as described below, when the Company closes on a Financing during the Term (as hereinafter defined) of this Agreement or during a two (2) year period thereafter.

Financing- If the Company consummates an Financing (to include debt which is convertible into equity), defined as a corporate investment or financial investment of/with/into the Company, or if stock/equity is purchased directly from a shareholder(s) of the Company, BSL shall receive a Success Fees of eight percent (8%) of the gross proceeds received in the Financing (including, without limitation, upon the exercise of any warrants issued in an Financing); and warrants to purchase eight percent (8%) of the number of shares issued in the Financing plus, and in the event that warrants or other rights are issued in the Financing, eight percent (8%) of the shares issuable upon exercise of the warrants or other rights, and in the event of the debt financing, warrants to purchase an amount of Company common stock equal to the eight percent (8%) of the gross amount of debt financing or facility received by the Company divided by the Strike Price per Share.

The warrant exercise price, i.e. the “Strike Price per Share”, shall be defined as the lower of: 1.) the price per share paid by investors in each respective Financing, 2.) in the event that securities convertible are sold in the Financing, the conversion price of such securities, or 3.) in the event that warrants or other rights are issued in the Financing, the exercise price of such warrants or other rights.

2

Other - If during the term of this Agreement, the Company enters into an agreement with respect to, or consummates, any transaction or series or combination of transactions, whereby, directly or indirectly, control of or a material interest in the Company or any of its business, or a material amount of any of their respective assets, is transferred, including, without limitation, a sale or exchange of capital stock or assets, a merger or consolidation, business combination, a tender or exchange offer, recapitalization, a leveraged or management buy-out, the formation of a joint venture, minority investment or partnership or similar transaction, then the Company shall pay to BSL upon the closing of such transaction a fee equal to eight percent (8%) of the Transaction Value of such transaction or a mutually agreed to amount, which shall include (i) the total amount of indebtedness for borrowed funds, capitalized lease obligations and non-trade liabilities of the Company that are either assumed by the acquirer, redeemed or otherwise satisfied in connection with the transaction, or which remain outstanding after the transaction is consummated; (ii) the fair market value of any assets excluded from the transaction; (iii) the fair market value of any ownership interests which are retained by the Company’s shareholders or which remain outstanding after the transaction is consummated; and (iv) the amount of any contingent payments, including, without limitation, earn-outs, payable in connection with the transaction.

Transactions that are excluded from this or carved out are indicated in EXHIBIT B.

The cash portion of any Success Fees will be due and payable upon the closing of each Financing and will be payable directly to BSL from the account established for such closing or in such other manner as may be acceptable to BSL. The Company shall establish and maintain an SEC compliant offering deposit or escrow account with Sutter Securities Clearing, LLC for the receipt and disbursement of funds for the closing of any Financing and for the maintenance and administration of the Company’s digital shareholder ledger and related digital securities services, as applicable.

Any and all warrants to be issued to BSL will be due and payable upon the closing of each Financing. Warrants shall be issued to BSL in conjunction with the closing of each Financing (unless otherwise agreed to in writing). Warrants may not be transferred or assigned, in whole or in part, at any time without the prior written consent of the Company except to a wholly owned subsidiary of BSL or a registered representative of BSL. It shall be a condition to the transfer of warrants that any transferee thereof shall deliver to the Company a written agreement to accept and be bound by all of the terms and conditions contained in the warrant.

The warrants shall be exercisable from the date of issuance and for a term of three (3) years. The warrants shall contain cashless exercise provisions and shall be non-callable and non-cancelable with immediate piggy-back registration rights. The warrants shall also have customary provisions for stock dividends, splits, mergers, and any future stock issuances etc., at a price(s) below said exercise price per share and shall provide for automatic exercise immediately prior to expiration. The warrants will contain terms and conditions that are no less favorable to BSL than the terms and conditions of any warrants issued to the participants in the relevant Financing.

In the event the any Advisory Fee, Success Fee or expense reimbursement becomes delinquent, BSL employs the same prudent collection procedures as other businesses and, if it becomes necessary to file suit or to engage a collection agency for the collection of any fees and/or expenses, the Company shall pay all related costs and expenses of such collection efforts, including reasonable attorney fees.

3

3.	Certain Matters Relating to BSL’s Duties:

(a)	BSL shall (i) assist the Company in the preparation of information documents to be shared with potential Investors (ii) identify and screen potential Investors, and (iii) perform other related duties.

(b)	BSL shall perform its duties under this Agreement in a manner consistent with the instructions of the Company. Such performance shall include the delivery of information to potential interested parties, conducting due diligence, and leading discussions with potential Investors.

(c)	BSL is and will hereafter act as an independent contractor and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between BSL and the Company. BSL will not hold itself out as having and will not state to any person that BSL has, any relationship with the Company other than as an independent contractor. BSL shall have no right or power to find or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

4.	Certain Matters Relating to Company’s Duties:

(a)	The Company shall promptly provide BSL with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by BSL, which information shall be complete and accurate in all material respects at the time furnished

(b)	The Company recognizes that in order for BSL to perform properly its obligations in a professional manner, it is necessary that BSL be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any third party, including, without limitation, any prospective purchaser of the Company’s securities, relating to the matters covered by the terms of BSL’s engagement.

(c)	The Company agrees that any report or opinion, oral or written, delivered to it by BSL is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without BSL’s prior written consent, except as may be required by applicable law or regulation.

4

	(d)	The Company represents and warrants that: (i) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company’s certificate of incorporation or by-laws. Further, this Agreement and the transactions contemplated herein shall not conflict with or result in the breach of any agreement to which the Company is a party at the time the transactions contemplated herein are consummated.

	(e)	In the event the Company closes on a Financing and agrees to conduct any future Financings or an Initial Public Offering the Company will provide BSL with the right of first refusal to be the Company’s exclusive Placement Agent and Financial Advisor for a period of twenty-four (24) months from the end of the Term.

5.

Term; Termination of Agreement. The initial term of this Agreement shall six (6) months from the Company’s delivery of the Offering Memorandum to BSL (the “Initial Term”). After the Initial Term, the term of this Agreement will automatically be extended for an additional successive one (1) year periods unless either party provides written notice to the other party of its intent not to so extend the term at least thirty (30) days before the expiration of the then current term. The Initial Term and any subsequent extensions shall be known as the “Term”. Either party may terminate this Agreement prior to its expiration by notifying the other party in writing upon a material breach by that other party, unless such breach is curable and is in fact cured within thirty (30) days after such notice. Notwithstanding the foregoing, all provisions of this Agreement (including Exhibit A hereto) other than Sections 1, 3 and 4 (a) and (b) shall survive the termination or expiration of this Agreement. BSL shall be entitled to compensation under Section 2 (and payment for expenses under Section 12) based on the completion of a Financing prior to the termination or expiration of this Agreement. In addition, upon termination or expiration of this Agreement, BSL shall be entitled to a Success Fee(s) during the two (2) year period following the termination or expiration of this Agreement if the Company completes a Financing with a party, which became aware of the Company or which became known to the Company prior to such termination or expiration, and or which completed a Financing with the Company. Within thirty (30) days of the Effective Date and / or from time to time during the Term of this Agreement and / or within ten (10) business days after the expiration or termination of this Agreement, BSL will provide to the Company a list in writing of all persons or entities introduced by BSL to the Company pursuant to this Agreement (the “Introduction List”). Within ten (10) business day following the delivery of the Introduction List to the Company, the Company will provide BSL with written notice of any objections to the inclusion of any person or entity in the Introduction List and state the basis for each objection in reasonable detail. The Parties will cooperate to resolve the status of any person or entity as to which the Company shall have made a timely and proper objection.

6.	Indemnification. The indemnification provisions set forth in Exhibit A hereto are incorporated by reference and are a part of this Agreement.

5

7.	Notices. Any notice required shall be in writing and may be delivered by hand, e-mail, fax or first-class mail to the following addresses (or at such other email, fax number or address as shall hereafter be specified by such party by like notice):

(a)	If to the Company, to:

Ron Loudoun, CEO
Green Hygienics Holdings Inc.
13795 Blaisdell Place, Suite 202
Poway, CA 92064
Telephone Number:
Fax Number:
E-mail: XXXXXXXXXX

(b)	If to BSL, to:

Keith Moore, CEO
Boustead Securities, LLC
6 Venture, Suite 395
Irvine, CA 92618
Telephone Number: (XXX) XXX-XXXX
Fax Number: (XXX) XXX-XXXX
E-mail:

Notices shall be deemed to have been given contemporaneously in the case of fax or e-mail. Notices given by first class mail shall be deemed to have been given seven days after mailing. Evidence that the notice was properly addressed, stamped and mailed shall be prima facie evidence of mailing.

8.	Company to Control Financings. The terms and conditions under which the Company would enter into a Financing shall be at the sole discretion of the Company. Nothing in this Agreement shall obligate the Company to actually consummate a Financing. The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with a Financing.

9.	Confidentiality of Company Information. BSL, and its officers, directors, employees and agents shall use commercially reasonable efforts to maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, BSL agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude BSL from utilizing, subject to the terms and conditions of this Agreement, the Financing or Offering Memorandum and/or other documents prepared or approved by the Company.

6

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and BSL shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to BSL or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. BSL shall be permitted to maintain at least one copy of all Company information, confidential or not, in any format, whether electronic, digital or hard copy, to satisfy its recordkeeping requirements.

The provisions of this Section shall survive any termination of this Agreement.

10.	Press Releases, Etc. The Company shall control all press releases or announcements to the public, the media or the industry regarding any Financing or business relationship involving the Company or its affiliates. Except for communication to Investors in furtherance of this Agreement, BSL will not disclose the fact that discussions or negotiations are taking place concerning a possible Financing involving the Company, or the status or terms and conditions thereof.

11.	Due Diligence: Neither the Company, nor any of its directors, officers or stockholders, should, in any way rely on BSL to perform any due diligence with respect to the Company. It is expressly understood and agreed that the Investors will conduct their own due diligence on the Company and the opportunity.

12.	Expenses, Etc. The Company agrees to reimburse BSL for: i) BSL’s legal expenses in connection with this engagement which shall be $7,500; and ii) all pre-approved in writing (email or otherwise) out-of-pocket expenses incurred by BSL in providing the services pursuant to this Agreement. Such expenses shall be reimbursed within thirty (30) days of submission to the Company of BSL’s invoice and appropriate support for such expenses.

13.	Compliance with Laws. BSL represents and warrants that it shall conduct itself in compliance with applicable federal and state laws. BSL represents that it is not a party to any other Agreement, which would conflict with or interfere with the terms and conditions of this Agreement.

14.	Assignment Permissible. BSL reserves the right to assign this Agreement to one or more sub-agents with respect to any Financing, subject to the prior written consent of the Company. Any approved sub-agent shall be paid a portion of Success Fees as may be determined by BSL. The Company does acknowledge that BSL may pay other consultants or agents in connection with the Financing(s).

15.	Amendments. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

7

16.	Governing Law; Dispute Resolution; Attorneys’ Fees. This Agreement shall be deemed to have been made in the State of Delaware and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Delaware, without regard to the conflicts of laws rules of such jurisdiction. Any controversy or claim relating to or arising from this Agreement (a “Dispute”) shall be settled, as applicable, in federal court located in Los Angeles, California. Should a Dispute not rise to meet the qualifications of filing in federal court in Los Angeles, CA, then the Dispute shall be resolved by arbitration in accordance with the Arbitration Rules of the Financial Industry Regulatory Authority (“FINRA”) as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be Orange County, California. Following thirty (30) days’ notice by any party of intention to invoke arbitration, any Dispute arising under this Agreement and not mutually resolved within such thirty (30) day period shall be determined by the arbitrators upon which the parties agree. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code, is instituted by any party to interpret or enforce any provision of this Agreement, then the prevailing party shall be entitled to recover from the other parties its reasonable attorneys’, paralegals’, accountants’, and other experts’ fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.

17.	WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18.	Waiver. Neither BSL’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by BSL or the Company of any of their respective rights or privileges under this Agreement.

19.	Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

20.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the Parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the Parties hereto, notwithstanding that all of the Parties are not signatory to the same counterpart. Each of the Parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

21.	Entire Agreement. This Agreement (together with Exhibit A hereto) constitutes the entire agreement between the Company and BSL. No other agreements, cove-nants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein and shall be of no further force or effect.

8

22.	English Language. This Agreement is expressed in the English language. If this Agreement is translated by either party to another language for any purpose, the English language version shall govern over any translation in the event of any inconsistency, discrepancy or conflict in interpretation. All communications, notices, and other actions relating to this Agreement shall be in the English language.

23.	No Warranties. BSL DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES WHICH ARE NOT EXPRESSLY STATED IN THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMISSIBLE BY LAW. BSL DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES TO ANY PARTY THAT IS NOT A COMPANY SIGNATORY AND COMPANY ACKNOWLEDGES THAT THERE ARE NO INTENDED THIRD-PARTY BENEFICIARIES OF THIS AGREEMENT. COMPANY UNDER:

(i) THE PERSONNEL REPRESENTING BSL IN NEGOTIATING THIS AGREEMENT DO NOT HAVE AUTHORITY TO MAKE ANY STATEMENTS, PROMISES OR REPRESENTATIONS IN CONFLICT WITH OR IN ADDITION TO THE INFORMATION IN THIS AGREEMENT AND BSL SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY SUCH STATEMENTS, PROMISES, OR REPRESENTATIONS; STANDS AND ACKNOWLEDGES THAT:

(ii) COMPANY HAS NOT RELIED UPON SUCH STATEMENTS, PROMISES, OR REPRESENTATIONS AND WAIVES ANY RIGHTS OR CLAIMS ARISING FROM ANY SUCH STATEMENTS, PROMISES, OR REPRESENTATIONS;

(iii) WHILE COMPANY AND THE PERSONNEL REPRESENTING BSL IN NEGOTIATING THIS AGREEMENT MAY HAVE DISCUSSED POTENTIAL VALUE RANGES FOR THE COMPANY AND/OR TARGET SALE PRICES AND TRANSACTION STRUCTURES, THE EXACT VALUE OF THE COMPANY COULD NOT POSSIBLY BE ASCERTAINED BY BSL OR ANY OTHER PARTY WITHOUT GOING TO MARKET AND, FURTHER, THAT THE EXACT VALUE OF THE COMPANY AND THE PRECISE STRUCTURE OF AN EVENTUAL TRANSACTIONS CAN ONLY BE DETERMINED BY WHAT A WILLING AND ABLE COUNTERPARTY AGREES TO PAY AND COMPANY AGREES TO ACCEPT IN AN ARMS-LENGTH TRANSACTION IN THE ABSENCE OF DURESS;

(iv) BSL’S ENGAGEMENT IS NOT A GUARANTEE THAT A VALUE OR STRUCTURE ACCEPTABLE TO COMPANY WILL OR CAN BE ACHIEVED VIA THE PROVISION OF THE SERVICES;

24.

Non-Circumvention. Other than as provided for herein, the Company agrees to NOT proceed with any operating relationship or transaction with any investors, introduced client, entities or persons or any other contact introduced by BSL to the Company. The Company agrees to NOT to attempt to contact any Investors, entities or persons or any other contact introduced by BSL to the Company without prior written approval from BSL. This Section shall survive termination or expiration of the Agreement.

9

25.	Non-Solicitation. Absent the written consent of the other parties, no party will, during the term of this Agreement and continuing for a period of one (1) year from the date of termination of this Agreement, solicit or attempt to entice away, hire or engage any person who is at any time during the Term employed or engaged to perform services by the other party. Notwithstanding the foregoing, the restrictions in this Section shall not apply to employees or consultants who have been terminated by a party and are not subject to restrictive contractual obligations or covenants (including but not limited to any non-competition or garden leave provisions) with respect to such party.

26.	No Commitment or Guarantee. The execution of this Agreement does not constitute a commitment by BSL or the Company to consummate any transaction contemplated hereunder and does not ensure the successful placement of securities of any investment vehicle or the success of BSL with respect to finding any investors or the success with respect to any Funding. No promises or representations have been made except as expressly set forth in this Agreement and the parties have not relied on any promises or representations except as expressly set forth in this Agreement. BSL does not guarantee that they will be successful in identifying or referring Investors and shall have no liability to the Company or any investment vehicle in the event that no Investors are identified, any Investor decides not to invest, and/or if the Company decides not to accept an Investor’s investment or separately managed account.

27.	Further Assurances. The parties shall afford each other reasonable assurances, including written representations and access to any correspondence, agreements, or other documents, which the other party may reasonably request for the purpose of verifying compliance with the terms and conditions of this Agreement.

Please confirm that the foregoing is in accordance with our understanding by signing and returning one copy of this Agreement to BSL to indicate the Company’s acceptance of the terms set forth herein.

By signing this Agreement, the signing party represents that he/it has unconditional authority to enter into this Agreement on behalf of each party hereto.

Boustead Securities, LLC (“BSL”)

By:	/s/ Keith Moore
Keith Moore, CEO

Green Hygienics Holdings Inc. (the “Company”)

By:	/s/ Ron Loudoun
Ron Loudoun, CEO

10

EXHIBIT A

Indemnification

The Company agrees that it shall indemnify and hold harmless, BSL, its members, managers, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an “Indemnified Party”), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party with respect to, caused by, or otherwise arising out of any transaction contemplated by this Agreement or BSL’s performing the services contemplated hereunder; provided, however, the Company will not be liable to the extent, and only to the extent, that any loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from BSL’s gross negligence or bad faith in performing such services.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company, or its owners, whether an entity(ies) or individual(s), shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and BSL on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and BSL on the other, but also the relative fault of the Company and BSL; provided, however, in no event shall the aggregate contribution of BSL and/or any Indemnified Party be in excess of the net compensation actually received by BSL and/or such Indemnified Party pursuant to this Agreement.

The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

In the event any Indemnified Party shall incur any expenses covered by this Exhibit A, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party’s delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company’s receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of BSL’s engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company’s business or assets.

11